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                          BEN & JERRY'S HOMEMADE, INC.

                                       and

                      AMERICAN STOCK TRANSFER TRUST COMPANY

                                 as Rights Agent


                                 -------------


                            Class B Rights Agreement

                            Dated as of July 30, 1998


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


                                Table of Contents

Section 1.  Certain Definitions..............................................................1

Section 2.  Appointment of Rights Agent......................................................6

Section 3.  Issuance of Class B Rights Certificates..........................................7

Section 4.  Form of Class B Rights Certificates..............................................9

Section 5.  Countersignature and Registration................................................9

Section 6.   Transfer, Split Up, Combination and Exchange of Class B Rights Certificates;
                   Mutilated, Destroyed, Lost or Stolen Class B Rights Certificates.........10

Section 7.  Exercise of Class B Rights; Purchase Price; Expiration Date of Class B Rights...11

Section 8.  Cancellation and Destruction of Class B Rights Certificates.....................13

Section 9.  Reservation and Availability of Shares of Class B Common Stock; Other
               Covenants....................................................................14

Section 10.  Class B Common Stock Record Date; Etc..........................................15

Section 11.  Antidilution Adjustments.......................................................16

Section 12.  Certificate of Adjustments.....................................................25

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power...........25

Section 14.  Fractional Class B Rights and Fractional Shares................................27

Section 15.  Rights of Action...............................................................28

Section 16.  Agreement of Class B Rights Holders............................................28

Section 17.  Class B Rights Certificate Holder Not Deemed a Stockholder.....................29

Section 18.  Concerning the Rights Agent....................................................30

Section 19.  Merger or Consolidation or Change of Name of Rights Agent......................30

Section 20.  Duties of Rights Agent.........................................................31

Section 21.  Change of Rights Agent.........................................................33

Section 22.  Issuance of New Class B Rights Certificates....................................34

Section 23.  Redemption and Termination.....................................................35

Section 24.  Exchange.......................................................................35

Section 25.  Notice of Proposed Actions.....................................................36

Section 26.  Notices........................................................................37

Section 27.  Supplements and Amendments.....................................................38

Section 28.  Successors.....................................................................39

Section 29.  Determinations and Actions by the Board; etc...................................39

Section 30.  Benefits of this Agreement.....................................................39

Section 31.  Severability...................................................................39

Section 32.  Governing Law..................................................................40

Section 33.  Counterparts...................................................................40

Section 34.  Descriptive Headings...........................................................40

                            CLASS B RIGHTS AGREEMENT


        This Class B Rights Agreement (the "Agreement") dated as of July 30, 1998 is between Ben & Jerry's Homemade, Inc., a Vermont corporation (the "Company") and American Stock Transfer Trust Company, as rights agent (the "Rights Agent").

                              W I T N E S S E T H:

        WHEREAS, on July 30, 1998 the Board of Directors of the Company (the "Board") authorized the issuance of rights (collectively, the "Class B Rights," and individually a "Class B Right"), each Class B Right being a right to purchase, on the terms and subject to the provisions of this Agreement, one share of the Company's Class B Common Stock; and

        WHEREAS, on July 30, 1998 (the "Declaration Date") the Board (a) authorized and declared a dividend distribution of one Class B Right for every share of Class B Common Stock of the Company outstanding at the Close of Business on August 14, 1998 (the "Dividend Record Date"), and (b) authorized the issuance of, and agreed to issue, one Class B Right (as such number may be adjusted in accordance with Section 11(i) or 11(p) hereof) for every share of Class B Common Stock of the Company issued between the Dividend Record Date and the Distribution Date (as hereinafter defined).

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

Section 1.  Certain Definitions.

        For purposes of this Agreement, the following terms have the meanings indicated:

        (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person organized, appointed, or established by the Company or a Subsidiary of the Company pursuant to the terms of any plan described in clause (iii) above or (v) any such Person who has reported or is required to report such ownership on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule (other than the disposition of the Common Stock) and, within 10 Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired shares of Common Stock in excess of 14.9% inadvertently or without knowledge of the terms of the Class B Rights and who, together with all of such Person's Affiliates, thereafter does not acquire additional shares of Common Stock while the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, provided, however, that if the Person requested to so certify fails to do so within 10 Business Days, then such Person shall become an Acquiring Person immediately after such 10 Business Day Period.

        (b) "Act" shall mean the Securities Act of 1933 (or any successor act), as amended and as may from time to time be in effect.

        (c) "Affiliate," with respect to any Person, shall mean any other Person who is, or who would be deemed to be, an "affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as such Rule is in effect on the Declaration Date; provided, that no Person shall be deemed an affiliate of another Person solely as a result of such Persons' status as directors of the Company.

        (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own" or have "Beneficial Ownership" of, any securities:

               (i) which such Person or any of such Person's Affiliates has "beneficial ownership" of within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as such Rule is in effect on the Declaration Date;

               (ii) which such Person or any of such Person's Affiliates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion, exchange or other rights, warrants or options, or otherwise;

               (iii) which such Person or any of such Person's Affiliates has, directly or indirectly, the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security for purposes of this Section 1(d)(iii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable proxy solicitation rules and regulations promulgated under the Exchange Act or (B) is made in connection with, or is to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable proxy solicitation rules and regulations promulgated under the Exchange Act, in either case described in clause
        (A) or (B) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iv) which are beneficially owned, directly or indirectly, by any other Person or any Affiliate thereof with which such Person or any of such Person's Affiliates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or in connection with a proxy or consent solicitation described in clause (A) or (B) of the proviso to Section 1(d)(iii) hereof) or disposing of any securities of the Company;

provided, however, that for purposes of this Section 1(d) a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Class B Rights at any time prior to the occurrence of a Common Stock Event, or (C) securities issuable upon exercise of Class B Rights which were held by a Person or its Affiliates prior to the Distribution Date as long as such Person is not responsible for the occurrence of the Common Stock Event giving rise to the Distribution Date; and provided, further, however, that nothing in this Section 1(d) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

        (e) "Board" shall have the meaning set forth in the preamble to this Agreement.

        (f) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Vermont or the city in which the principal office of the Rights Agent is located are authorized or obligated by law or executive order to close.

        (g) "Class A Common Stock" shall mean the Class A Common Stock, par value $.033 per share, of the Company.

        (h) "Class A Rights Agreement" shall mean the Class A Rights Agreement dated as of July 30, 1998 between the Company and American Stock Transfer Trust Company, as Rights Agent.

        (i) "Class B Common Stock" shall mean the Class B Common Stock, par value $.033 per share, of the Company.

        (j) "Class B Common Stock Equivalents" shall have the meaning set forth in Section 11(a)(iii) hereof.

        (k) "Class B Rights" shall have the meaning set forth in the preamble to this Agreement.

        (l) "Class B Rights Certificates" shall have the meaning set forth in
Section 3(a) hereof.

        (m) "Close of Business" on any given date shall mean 5:00 p.m., Burlington, Vermont time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Burlington, Vermont time, on the next succeeding Business Day.

        (n) "Closing Price" shall have the meaning set forth in Section 11(d) hereof.

        (o) "Common Stock" shall mean collectively, the Class A Common Stock and the Class B Common Stock of the Company, except that "Common Stock" when used with respect to any Person other than the Company shall mean either (i) the common stock (or other capital stock or shares of beneficial interest) of such Person with the greatest voting power, or (ii) the equity securities or other equity interests having power to control or direct the management and affairs of such Person, or (iii) if such Person is a Subsidiary of another Person, the Person (A) who ultimately controls such Person that is the Subsidiary and (B) which has outstanding such common stock (or such other capital stock, equity securities or interests).

        (p) "Common Stock Event" shall mean the occurrence of any event described in (i) Section 11(a)(ii) hereof or (ii) clause (a), (b) or (c) of the first sentence of Section 13 hereof.

        (q) "Company" shall have the meaning set forth in the preamble to this Agreement.

        (r) "Current Market Price" shall have the meaning set forth in Section 11(d) hereof.

        (s) "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

        (t) "Declaration Date" shall have the meaning set forth in the preamble to this Agreement.

        (u) "Directors" shall mean the members of the Board.

        (v) "Disqualified Transferee" shall mean any Person who is a direct or indirect transferee of any Class B Right from an Acquiring Person or an Affiliate of an Acquiring Person and became such a transferee (x) after the occurrence of a Common Stock Event or (y) prior to or concurrently with the Acquiring Person becoming such and received such Class B Right pursuant to a transfer (whether or not for value) (A) from the Acquiring Person to holders of its Common Stock or other equity securities or to any Person with whom the Acquiring Person has any continuing agreement, arrangement, or understanding (whether or not in writing) regarding the transferred Class B Right, or (B) which a majority of the Board then in office reasonably determines is part of a plan, arrangement, or understanding (whether or not in writing) which has as a primary purpose or effect, the avoidance of Section 7(e) hereof.

        (w) "Distribution Date" shall mean the date which is the later of (A) the earlier of (x) the 10th Business Day following the Stock Acquisition Date or
(y) the 10th Business Day following the Offer Commencement Date or (B) such specified or unspecified date thereafter which is on or after the Dividend Record Date, as may be determined by a majority of the Board then in office.

        (x) "Dividend Record Date" shall have the meaning set forth in the preamble to this Agreement.

        (y) "Excess Amount" shall have the meaning set forth in Section 11(a)(iii) hereof.

        (z) "Exchange Act" shall mean the Securities Exchange Act of 1934 (or any successor act), as in effect on the Declaration Date.

        (aa) "Exchange Ratio" shall have the meaning set forth in Section 24(a) hereof.

        (bb) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

        (cc) "Offer Commencement Date" shall mean the date of the commencement by any Person, other than (i) the Company, (ii) a Subsidiary of the Company,
(iii) any employee benefit plan of the Company or of any Subsidiary of the Company or (iv) any Person organized, appointed, or established by the Company or such Subsidiary pursuant to the terms of any such plan, of a tender or exchange offer (including when such offer is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act) if upon consummation thereof the Person and Affiliates thereof would be the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock (including any such date which is after the date of this Agreement and prior to the issuance of the Class B Rights on the Dividend Record Date or thereafter).

        (dd) "Officers' Certificate" has the meaning set forth in Section 20(b) hereof.

        (ee) "Other Consideration" has the meaning set forth in Section 6(a) hereof.

        (ff) "Permitted Transferee" shall have the meaning set forth in paragraph 4 of Section A of the Company's Articles of Incorporation as in effect from time to time.

        (gg) "Person" shall mean a corporation, association, partnership, joint venture, trust, limited liability company, estate, organization, business, entity or individual.

        (hh) "Purchase Price" shall have the meaning set forth in Section 7(b) hereof.

        (ii) "Redemption Price" shall have the meaning set forth in Section 23 hereof.

        (jj) "Rights" shall have the meaning set forth in the preamble to this Agreement.

        (kk) "Rights Agent" shall have the meaning set forth in the preamble to this Agreement subject to the appointment of a successor Rights Agent pursuant to Section 21 hereof.

        (ll) "Stock Acquisition Date" shall mean the later of (i) the date of the first public announcement by an Acquiring Person or the Company that an Acquiring Person has become such (including the first date on which any filing with any governmental authority disclosing that an Acquiring Person has become such becomes available to the public), or (ii) the date on which an executive officer of the Company has actual knowledge that an Acquiring Person has become such.

        (mm) "Subsidiary" shall mean, as of any date, any Person of which the Company (or other specified parent) owns directly, or indirectly through a Subsidiary or Subsidiaries, at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, or holds directly, or indirectly through a Subsidiary or Subsidiaries, at least a majority of partnership or similar interests, or is a general partner or of which the Company (or other specified parent) owns voting securities sufficient to elect at least a majority of the directors of such Person.

        (nn) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

        (oo) "Summary of Class B Rights" shall have the meaning set forth in
Section 3(b) hereof.

        (pp) "Trading Day" shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a day which is a Business Day.

Section 2.  Appointment of Rights Agent.

        The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Class B Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Class B Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time, upon prior written notice to the Rights Agent, appoint such

Co-Rights Agents as it may deem necessary or desirable and the respective duties of the Rights Agent and the Co-Rights Agent shall be as the Company shall determine..

Section 3.  Issuance of Class B Rights Certificates.

        (a) Until the Distribution Date, (i) the Class B Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates representing shares of Class B Common Stock registered in the names of the holders of the Class B Common Stock (which certificates shall be deemed also to be certificates for the associated Class B Rights) and not by separate rights certificates, and (ii) the Class B Rights will be transferable only in connection with the transfer of the associated shares of Class B Common Stock, subject to the limitations set forth in Section 3(d) hereof. As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Class B Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the stock transfer records of the Company, one or more rights certificates, in substantially the form of Exhibit A hereto (the "Class B Rights Certificates"), evidencing in the aggregate that number of Class B Rights to which such holder is entitled in accordance with the provisions of this Agreement. As of and after the Distribution Date, the Class B Rights will be evidenced solely by such Class B Rights Certificates. The Class B Rights are exercisable only in accordance with the provisions of Section 7 hereof and are redeemable only in accordance with Section 23 hereof.

        (b) As soon as practicable after the Dividend Record Date, the Company will cause a copy of a Summary of Class B Rights, in substantially the form attached hereto as Exhibit B (the "Summary of Class B Rights"), to be sent by first-class, postage prepaid mail, to each record holder of the Class B Common Stock as of the Close of Business on the Dividend Record Date, at the address of such holder shown on the stock transfer records of the Company. With respect to certificates for the Class B Common Stock outstanding as of the Dividend Record Date, until the Distribution Date, the Class B Rights associated with the shares of Class B Common Stock represented by such certificates will be evidenced by such certificates for the Class B Common Stock and the registered holders of the Class B Common Stock shall also be the registered holders of the associated Class B Rights. Until the Distribution Date (or the earlier redemption, expiration or termination of the Class B Rights) and subject to the limitations set forth in Section 3(d) hereof, the surrender for transfer of any of the certificates representing shares of the Class B Common Stock outstanding on the Dividend Record Date, with or without a copy of the Summary of Class B Rights, shall also constitute the transfer of the Class B Rights associated with the Class B Common Stock represented by such certificate.

        (c) Class B Rights shall be issued in respect of all shares of Class B Common Stock issued (whether originally issued or delivered from the Company's treasury) after the Dividend Record Date but prior to the earliest of (i) the Distribution Date, (ii) the Expiration Date, or (iii) the redemption of the Class B Rights. Certificates representing such shares of Class B

Common Stock and, subject to the limitations set forth in Section 3(d) hereof, certificates issued on transfer of such shares of Class B Common Stock, with or without a copy of the Summary of Class B Rights, prior to the Distribution Date (or earlier expiration or redemption of the Class B Rights) shall be deemed also to be certificates for the associated Class B Rights, and commencing as soon as reasonably practicable following the Dividend Record Date shall bear the following legend (or a legend substantially in the form thereof):

        This certificate also evidences and entitles the holder to Class B Rights set forth in a Class B Rights Agreement between the issuer and American Stock Transfer Trust Company, as Rights Agent (the "Rights Agent"), dated as of July 30, 1998 (the "Class B Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal offices of both the issuer and the Rights Agent. The Rights Agent will mail to the registered holder of this certificate a copy of the Class B Rights Agreement, as in effect on the date of mailing, without charge upon written request. Under certain circumstances set forth in the Class B Rights Agreement, such Class B Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Under certain circumstances set forth in the Class B Rights Agreement, Class B Rights issued to, or held by any Person who is, was or becomes, or acquires shares from, an Acquiring Person or any Affiliate of an Acquiring Person (as each such term is defined in the Class B Rights Agreement and generally relating to the ownership or purchase of large shareholdings), whether currently held by or on behalf of such Person or Affiliate or by certain subsequent holders, may become null and void. The Class B rights, when transferred under certain circumstances set forth in the Class B Rights Agreement, become Class A Rights governed by the Class A Rights Agreement.

Until the Distribution Date or the earlier redemption, expiration or termination of the Class B Rights, the Class B Rights associated with the Class B Common Stock shall be evidenced by the Class B Common Stock certificates alone and the registered holders of Class B Common Stock shall also be the registered holders of the associated Class B Rights, and, subject to the limitations set forth in
Section 3(d) hereof, the surrender for transfer of any of such certificates shall also constitute the transfer of the Class B Rights associated with the Class B Common Stock represented by such certificate. Rights shall be issued to the extent provided in Section 22 hereof after the Distribution Date and prior to the Expiration Date.

        (d) Notwithstanding anything in this Agreement to the contrary, pursuant to Section A.4.(a) of the Company's Articles of Incorporation, as in effect from time to time, any purported transfer of shares of Class B Common Stock, other than to a Permitted Transferee, shall be null and void and such purported transfer by a holder of Class B Common Stock, other than to a Permitted Transferee, will result in the immediate and automatic conversion of the shares of Class B Common Stock of such holder into shares of Class A Common Stock. Upon any such conversion of Class B Common Stock into Class A Common Stock prior to the Distribution Date, the Class B Rights associated with such shares of Class B Common Stock shall also be null and void and pursuant to Section 3(c) of the Class A Rights Agreement, each share of Class A Common Stock issued upon the automatic conversion of the Class B Common Stock into Class A Common Stock shall have attached to it a Class A Right.

Section 4.  Form of Class B Rights Certificates.

        (a) The Class B Rights Certificates (and the form of assignment and the form of exercise notice and certificate to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Class B Rights may from time to time be listed or traded, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Class B Rights Certificates, whenever distributed, shall be dated as of the Dividend Record Date (or, if the shares pursuant to which the Class B Rights are attached are issued thereafter, such date of issuance), shall include the date of countersignature and on their face shall entitle the holders thereof to purchase such number of shares of Class B Common Stock as shall be set forth therein at the Purchase Price (as hereinafter defined), but the amount and type of securities issuable upon the exercise of each Class B Right and the Purchase Price shall be subject to adjustment as provided herein.

        (b) Any Class B Rights Certificate issued pursuant to Section 3 or 22 hereof that represents Class B Rights beneficially owned by (i) any Acquiring Person or any Affiliate of an Acquiring Person, or (ii) any Disqualified Transferee, and any other Class B Rights Certificate issued pursuant to Section 6 or 11 hereof upon the transfer, exchange, replacement, or adjustment of any such Class B Rights Certificate shall contain (to the extent feasible) the following legend:

        The Class B Rights represented by this Class B Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate (which includes both affiliates and associates) of an Acquiring Person (as each such term is defined in the Class B Rights Agreement between the issuer and American Stock Transfer Trust Company, as Rights Agent, dated as of July 30, 1998 (the "Class B Rights Agreement")). Accordingly, this Class B Rights Certificate and the Class B Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Class B Rights Agreement. The Rights Agent will mail to the registered holder of this certificate a copy of the Class B Rights Agreement, as in effect on the date of such mailing, without charge upon written request.

Section 5.  Countersignature and Registration.

        The Class B Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, President, or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Class B Rights Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Class B Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Class B Rights Certificates, nevertheless, may be countersigned by the Rights Agent, issued, and delivered with the same force and effect as though the person who signed such Class B Rights Certificates had not ceased to be such officer of the Company. Any Class B Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Class B Rights Certificate, shall be a proper officer of the Company to sign such Class B Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

        Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at the office of the Rights Agent designated for such purpose, books for registration and transfer of the Class B Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Class B Rights Certificates, the number of Class B Rights evidenced on its face by each of the Class B Rights Certificates, and the date of countersignature thereof by the Rights Agent.

Section 6. Transfer, Split Up, Combination and Exchange of Class B Rights Certificates; Mutilated, Destroyed, Lost or Stolen Class B Rights Certificates.

        (a) Subject to the provisions of Sections 4(b), 7(e), and 14 hereof and the last sentence of this Section 6(a), at any time after the Close of Business on the Distribution Date, and at or prior to the earlier of the Close of Business on the Expiration Date or the earlier redemption of the Class B Rights, any Class B Rights Certificate may be transferred, split up, combined or exchanged for another Class B Rights Certificate or Class B Rights Certificates, entitling the registered holder to purchase a like number of shares of Class B Common Stock (or, following a Common Stock Event, Class B Common Stock and/or such other securities (including Class A Common Stock), cash, or other assets as shall be issuable in respect of the Class B Rights in accordance with the terms of this Agreement (such other securities, cash or other assets being referred to herein as "Other Consideration")) as the Class B Rights Certificate surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Class B Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Class B Rights Certificate to be transferred, split up, combined, or exchanged at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Class B Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Class B Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner from whom the Class B Rights evidenced by such Class B Rights Certificate are to be transferred (or the Beneficial Owner to whom such Class B Rights are to be transferred) or Affiliates thereof as the Company shall reasonably request. Thereupon, subject to Sections 4(b), 7(e) and 14 hereof and the last sentence of this Section 6(a), the Company shall execute and the Rights Agent shall countersign and deliver to the Person entitled thereto a Class B Rights Certificate or Class B Rights Certificates, as the case may be, as so requested. The Company may require payment by the holders of Class B Rights of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Class B Rights Certificates which the Company is not required to pay in accordance with Section 9(d) hereof. At any time after the close of Business on the Distribution Date, and at or prior to the earlier of the Close of Business on the Expiration Date or the earlier redemption of the Class B Rights, any transfer of any Class B Rights Certificate to a Person other than a Permitted Transferee shall automatically convert such Class B Rights Certificate into a Class A Rights Certificate governed by the terms of the Class A Rights Agreement and such Class B Rights Certificate shall become null and void.

        (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Class B Rights Certificate, and, in case of loss, theft or destruction, the receipt of indemnity or security satisfactory to them, and upon reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Class B Rights Certificate, if mutilated, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, the Company will execute and deliver a new Class B Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Class B Rights Certificate so lost, stolen, destroyed, or mutilated.

Section 7. Exercise of Class B Rights; Purchase Price; Expiration Date of Class B Rights.

        (a) Except as otherwise provided herein, the registered holder of any Class B Rights Certificate may exercise the Class B Rights evidenced thereby in whole or in part at any time from and after the Distribution Date and at or prior to the Close of Business on July 30, 2008 (the "Expiration Date") or the earlier redemption of the Class B Rights. Immediately upon the Close of Business on the Expiration Date (or the earlier redemption of Class B Rights), all Class B Rights shall be extinguished and all Class B Rights Certificates shall become null and void. To exercise Class B Rights, the registered holder of the Class B Rights Certificate evidencing such Class B Rights shall surrender such Class B Rights Certificate, with the form of election to purchase on the reverse side thereof and the certificate contained therein duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, together with payment in cash, only by electronic or wire transfer, or by certified check or bank check, of the Purchase Price with respect to the total number of shares of Class B Common Stock (or, after a Common Stock Event, shares or similar units of Class B Common Stock and/or Other Consideration) as to which the Class B Rights are exercised (which payment shall include any additional amount payable by such Person in accordance with Section 9(d) hereof). The Rights Agent shall promptly deliver to the Company all payments of the Purchase Price received in respect of Class B Rights Certificates accepted for exercise.

        (b) The purchase price for each share of Class B Common Stock issuable pursuant to the exercise of a Class B Right (the "Purchase Price") shall initially be $80.00, shall be subject to adjustment as provided in Section 11 hereof, and shall be payable in lawful money of the United States of America.

        (c) Upon receipt of a Class B Rights Certificate representing the Class B Rights, with the form of election to purchase set forth on the reverse side thereof and the certificate contained therein duly executed, accompanied by payment of the Purchase Price, with respect to each Class B Right so exercised, the Rights Agent, subject to Sections 7(e), 11(a)(iii) and 20(k) hereof, shall thereupon promptly (i) requisition from any transfer agent of the Class B Common Stock (or from the Company if there shall be no such transfer agent, or make available if the Rights Agent is such transfer agent) certificates for the total number of shares of Class B Common Stock to be purchased and the Company hereby irrevocably authorizes such transfer agent to comply with any such request, (ii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Class B Rights Certificate, registered in such name or names as may be designated in writing by such holder, and (iii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of a fractional share in accordance with Section 14 hereof and after receipt promptly deliver such cash to or upon the order of the registered holder of such Class B Rights Certificate. After the occurrence of a Common Stock Event, the Company shall make all necessary arrangements so that any Other Consideration then deliverable in respect of the Class B Rights is available for distribution by the Rights Agent. For purposes of this Section 7, the Rights Agent shall be entitled to rely, and shall be protected in relying, on an Officers' Certificate from the Company to the effect that the Distribution Date has occurred.

        (d) Subject to Sections 4(b), 7(e) and 14 hereof, in case the registered holder of any Class B Rights Certificate shall exercise less than all the Class B Rights evidenced thereby, a new Class B Rights Certificate evidencing Class B Rights equivalent to the Class B Rights remaining unexercised shall be executed and delivered by the Company to the Rights Agent and countersigned and delivered by the Rights Agent to the registered holder of such Class B Rights Certificate or subject to the last sentence of Section 6(a) hereof, to such holder's duly authorized assigns.

        (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Common Stock Event, any Class B Rights beneficially owned by (i) an Acquiring Person or an Affiliate of an Acquiring Person, or (ii) a Disqualified Transferee shall become null and void without any further action, and no holder of such Class B Rights shall have any rights whatsoever with respect to such Class B Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but the Company shall have no liability to any holder of Class B Rights Certificates or other Person and none of the terms of this Agreement or the Class B Rights shall be deemed to be waived with respect to such holder or other Person as a result of any failure by the Company to make any determinations with respect to an Acquiring Person or any Affiliate of an Acquiring Person or Disqualified Transferees hereunder or any failure to have a legend placed on any Class B Rights Certificate in accordance with Section 4(b) hereof or on any Class B Common Stock certificate in accordance with Section 3(c) hereof.

        (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a holder of any Class B Rights Certificate upon the occurrence of any purported exercise thereof unless such holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Class B Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner from whom the Class B Rights evidenced by such Class B Rights Certificate are to be transferred (or the Beneficial Owner to whom such Class B Rights are to be transferred) or Affiliates thereof as the Company shall reasonably request.

        (g) Notwithstanding anything in this Agreement to the contrary, if on or after the Distribution Date all outstanding shares of Class B Common Stock shall have been converted into Class A Common Stock pursuant to the terms of Section A.3.(f) of the Company's Articles of Incorporation, all Class B Rights Certificates issued and outstanding hereunder shall be null and void and shall automatically be converted into Class A Rights Certificates governed by the Class A Rights Agreement

Section 8.  Cancellation and Destruction of Class B Rights Certificates.

        All Class B Rights Certificates surrendered for the purpose of and accepted for exercise, or surrendered for the purpose of redemption, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents (other than the Rights Agent), be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Class B Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Class B Rights Certificates purchased or retired by the Company otherwise than upon the exercise thereof. The Rights

Agent shall deliver all canceled Class B Rights Certificates to the Company, or may, at the written request of the Company, but shall not be required to, destroy such canceled Class B Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Shares of Class B Common Stock; Other Covenants.

        (a) The Company covenants and agrees that on and after the Distribution Date, it shall use reasonable efforts to cause to be reserved and kept available out of its authorized and unissued shares of Class B Common Stock (or, following the occurrence of a Common Stock Event, out of its authorized and unissued shares of Class B Common Stock and/or Other Consideration, or out of its authorized and issued shares held in its treasury), the number of shares of Class B Common Stock (or, following a Common Stock Event, shares and/or similar units of Class B Common Stock and/or Other Consideration) that, except as provided in Section 11(a)(iii) hereof, would then be sufficient to permit the exercise in full of all outstanding Class B Rights; provided, however, that the reservation of such shares shall be subject and subordinate to any other reservation of such shares made by the Company at any time for any lawful purpose; provided, further, however, that in no event shall such failure to so reserve shares affect the rights of any holder of Class B Rights hereunder.

        (b) The Company covenants and agrees that on and after the Distribution Date so long as the Class B Common Stock (or, following a Common Stock Event, shares and/or similar units of Class B Common Stock and/or Other Consideration) issuable upon the exercise of Class B Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause all shares (or similar units) reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

        (c) The Company covenants and agrees that it shall take all such action as may be necessary to ensure that each share of Class B Common Stock (or, following a Common Stock Event, each share and/or similar unit of Class B Common Stock and/or Other Consideration) delivered upon exercise of Class B Rights shall, at the time of delivery of the certificates for such shares (or units), subject to payment in full of the Purchase Price, be duly and validly authorized and issued and fully paid and nonassessable.

        (d) The Company covenants and agrees that it shall pay when due and payable any and all federal and state transfer taxes and similar charges which may be payable in respect of the issuance or delivery of the Class B Rights Certificates or of any shares of Class B Common Stock (or, following the occurrence of a Common Stock Event, each share and/or similar unit of Class B Common Stock and/or Other Consideration) upon the exercise of Class B Rights; provided, however, that the Company shall not be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Class B Rights Certificates or in the issuance or delivery of certificates for any shares of Class B Common

Stock (or, following the occurrence of a Common Stock Event, each share and/or similar unit of Class B Common Stock and/or Other Consideration) in a name other than that of the registered holder of the Class B Rights Certificate evidencing Class B Rights surrendered for exercise or to issue or deliver any certificates for any shares of Class B Common Stock (and, following the occurrence of a Common Stock Event, any shares and/or similar units of Class B Common Stock and/or Other Consideration) upon the exercise of any Class B Rights until any such tax shall have been paid (any such tax being payable by the holder of such Class B Rights Certificate at the time of surrender thereof) or until it has been established to the Company's satisfaction that no such tax is due.

        (e) The Company shall use its best efforts (i) to file, as soon as practicable following the earliest date after the first occurrence of a Common Stock Event on which the consideration to be delivered by the Company upon exercise of the Class B Rights has been determined in accordance with this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the securities issuable upon exercise of the Class B Rights on an appropriate form,
(ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Class B Rights are no longer exercisable for such securities, or (B) the Expiration Date or earlier redemption of the Class B Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states of the United States in connection with the exercisability of the Class B Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause
(i) of the first sentence of this Section 9(e), the exercisability of the Class B Rights in order to prepare and file such registration statement or to permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Class B Rights has been temporarily suspended. The Company shall thereafter issue a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Class B Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

Section 10.  Class B Common Stock Record Date; Etc.

        Each Person in whose name any certificate for any shares of Class B Common Stock (or, following the occurrence of a Common Stock Event, shares and/or similar units of Class B Common Stock and/or Other Consideration) is issued upon the exercise of Class B Rights shall for all purposes be deemed to have become the holder of record of such shares of Class B Common Stock (or such shares and/or similar units of Class B Common Stock and/or Other Consideration, as the case may be) represented thereby, and such certificate shall be dated the date which is the later of (i) the date upon which the Class B Rights Certificate evidencing such Class B Rights was duly surrendered, or (ii) the date upon which payment of the Purchase

Price (and any applicable transfer taxes) in respect thereof was made; provided, however, that if such date is a date upon which the relevant transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (or Other Consideration) on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books of the Company are open; provided, further, that the Company covenants and agrees that it shall not close such transfer books for a period exceeding ten consecutive days. Prior to the exercise of the Class B Rights evidenced thereby (which shall be deemed to have occurred on the date such certificate for shares and/or similar units of Class B Common Stock or Other Consideration shall be dated in accordance with this Section 10), the holder of a Class B Rights Certificate, as such, shall not be entitled to any rights of a security holder of the Company with respect to the shares of Class B Common Stock (and/or such shares or similar units of Class B Common Stock or Other Consideration) for which the Class B Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as expressly provided herein.

Section 11.  Antidilution Adjustments.

        The Purchase Price and the number and kind of securities covered by each Class B Right and the number of Class B Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

        (a)(i) In the event that the Company shall at any time after the Declaration Date (A) declare and pay a dividend on the Class B Common Stock payable in shares of Class B Common Stock, (B) subdivide the outstanding Class B Common Stock, (C) combine the outstanding Class B Common Stock into a smaller number of shares, or (D) issue, change, or alter any of its shares of capital stock in a reclassification or recapitalization (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving Person), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, then, and in each such case, the Purchase Price in effect at the time of the record date for such dividend or the effective time of such subdivision, combination, reclassification or recapitalization, and the number and kind of shares of capital stock issuable upon exercise of the Class B Rights at such time, shall be proportionately adjusted so that the holder of any Class B Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of Class B Common Stock or other capital stock which, if such Class B Right had been exercised immediately prior to such time at the Purchase Price then in effect and at a time when the transfer books for the Class B Common Stock (or other capital stock) of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, reclassification or recapitalization. If an event occurs which would require an adjustment under both this Section 11(a)(i) and
        Section 11(a)(ii) hereof, the adjustment provided in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

        (ii)  In the event

                      (A) any Person shall at any time after the Declaration
               Date become an Acquiring Person; or

                      (B) any Acquiring Person or any Affiliate of any Acquiring
               Person, at any time after the Declaration Date, directly or indirectly, shall (1) merge into the Company or otherwise combine with the Company, and the Company shall be the continuing or surviving corporation of such merger or combination and the Class B Common Stock of the Company shall remain outstanding and no shares thereof shall be changed or otherwise transformed into stock or other securities of any other Person or the Company or cash or any other property, (2) in one or more transactions, transfer any assets to the Company in exchange (in whole or in part) for shares of any class of its equity securities or for securities exercisable for or convertible into shares of any such class or otherwise obtain from the Company, with or without consideration, any additional shares of any such class or securities exercisable for or convertible into shares of any such class (other than as part of a pro rata distribution to all holders of such class), (3) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one transaction or a series of transactions) to, from or with the Company or any of the Company's Subsidiaries, assets with an aggregate fair market value in excess of 25% of the assets of the Company and its Subsidiaries determined on a consolidated basis on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiation with an unaffiliated third party, (4) receive any compensation from the Company or any of the Company's Subsidiaries other than compensation as a director of the Company or for full-time employment as a regular employee at rates in accordance with the Company's (or such Subsidiary's) past practices, (5) receive the benefit (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance provided by the Company or any of its Subsidiaries on terms and conditions less favorable to the Company (or such Subsidiary) than the Company would be able to obtain through arm's-length negotiation with an unaffiliated third party or (6) commence a tender or exchange offer for securities of the Company; or

                      (C) during such time as there is an Acquiring Person at
               any time after the Declaration Date, there shall be any reclassification of securities (including any combination thereof), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person or any Affiliate of an

               Acquiring Person), or any repurchase by the Company or any of its Subsidiaries of shares of the Class B Common Stock of the Company, or any other class or series of securities issued by the Company, which reclassification, recapitalization, merger, consolidation or repurchase is effected at a time when a majority of the Board consists of persons who are the Acquiring Person or its Affiliates, or nominees or designees of any thereof, which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or securities exercisable for or convertible into any class of equity securities of the Company or any of its Subsidiaries which is directly or indirectly owned by an Acquiring Person or any Affiliate of an Acquiring Person,

        then, in each such case, upon the Close of Business 10 Business Days after the occurrence of such event, proper provision shall be made so that each holder of a Class B Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon exercise thereof at the Purchase Price in effect at the time of exercise in accordance with the terms of this Agreement, in lieu of one share of Class B Common Stock, such number of shares of Class B Common Stock of the Company as shall equal the result obtained by (x) multiplying an amount equal to the then current Purchase Price by an amount equal to the number of shares of Class B Common Stock for which a Class B Right was or would have been exercisable immediately prior to the first occurrence of any such event whether or not such Class B Right was then exercisable, and (y) dividing that product by 50% of the Current Market Price per share of the Class B Common Stock of the Company (as defined in Section 11(d) hereof) determined as of the date of such first occurrence.

               (iii) In lieu of issuing whole or fractional shares of Class B Common Stock in accordance with Section 7(c) hereof, the Company shall
        (i) in the event that the number of shares of Class B Common Stock which are authorized by the Company's charter but not outstanding or reserved for issuance for purposes other than upon exercise of the Class B Rights are not sufficient to permit the exercise in full of the Class B Rights in accordance with Section 7(c) hereof, or (ii) if a majority of the Board then in office determines that it would be appropriate and not contrary to the interests of the holders of Class B Rights (other than any Acquiring Person or Disqualified Transferee or any Affiliate of the Acquiring Person or Disqualified Transferee), (A) determine an amount, if any, (the "Excess Amount") equal to the excess of (1) the value (the "Current Value") of the whole or fractional shares of Class B Common Stock issuable upon the exercise of a Class B Right in accordance with
        Section 7(c) hereof, over (2) the Purchase Price, and (B) with respect to each Class B Right, (subject to Section 7(e) hereof) make adequate provision to substitute for such whole or fractional shares of Class B Common Stock, upon payment of the applicable Purchase Price, (1) cash,
        (2) a reduction in the Purchase Price, (3) Class A Common Stock or other equity securities of the Company (including, without limitation, shares or units of preferred stock which the Board has deemed in good faith to have the same value as a share of Class B Common Stock (such shares of equity securities being referred to herein as "Class B Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing (which would include the additional consideration provided to any holder by reducing the Purchase Price) having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board; provided, however, subject to the provisions of Section 9(e), that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the Close of Business 10 Business Days after the first occurrence of a Common Stock Event described in Section 11(a)(ii) hereof, then the Company shall be obligated to deliver, upon the surrender for exercise of a Class B Right and without requiring payment of the Purchase Price, whole or fractional shares of Class B Common Stock (to the extent available) and then, if necessary, cash, securities, and/or assets which in the aggregate are equal to the Excess Amount. If the Board shall determine in good faith that it is likely that sufficient additional shares of Class B Common Stock or Class B Common Stock Equivalents could be authorized for issuance upon exercise in full of the Class B Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days following the Close of Business 10 Business Days after the first occurrence of such a Common Stock Event (such 30 day period) as it may be extended to 90 days, is referred to herein as the "Substitution Period"). To the extent that the Company determines that some action is to be taken pursuant to the preceding provisions of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that (except as to the form of consideration which shall be determined as appropriate by a majority of the Board then in office) such action shall apply uniformly to all outstanding Class B Rights which shall not have become null and void, and (y) may suspend the exercisability of the Class B Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such provisions and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Class B Rights has been temporarily suspended. The Company shall thereafter issue a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Class B Common Stock issuable upon exercise of a Class B Right in accordance with
        Section 7(c) hereof shall be the Current Market Price per share of the Class B Common Stock (as determined pursuant to Section 11(d) hereof) on the Close of Business 10 Business Days after the date of the first occurrence of such a Common Stock Event and the value of any Class B Common Stock Equivalent shall be deemed to be equal to the Current Market Price per share of the Class B Common Stock on such date.

        (b) In the event the Company shall, after the Dividend Record Date, fix a record date for the issuance of any options, warrants, or other rights to all holders of Class B Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase (i) Class B Common Stock or (ii) Class B Common Stock Equivalents or (iii) securities convertible into Class B Common Stock or Class B Common Stock Equivalents at a price per share of Class B Common Stock or Class B Common Stock Equivalents (or having a conversion price per share of Class B Common Stock, if a security is convertible into Class B Common Stock or Class B Common Stock Equivalents) less than the Current Market Price per share of Class B Common Stock (determined in accordance with Section 11(d) hereof) determined as of such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Class B Common Stock outstanding on such record date plus the number of shares of Class B Common Stock and/or Class B Common Stock Equivalents which the aggregate minimum offering price of the total number of shares of Class B Common Stock and/or Class B Common Stock Equivalents so to be offered (and/or the aggregate minimum conversion price of such convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Class B Common Stock outstanding on such record date plus the maximum number of additional shares of Class B Common Stock and/or Class B Common Stock Equivalents to be offered for subscription or purchase (or the maximum number of shares into which such convertible securities so to be offered are convertible). In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, for purposes of this Section 11(b) the value of such consideration shall be the fair market value thereof as determined in good faith by the Board (which determination shall be described in an Officers' Certificate filed with the Rights Agent). Shares of Class B Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such options, warrants or other rights are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed (subject, however, to such other adjustments as are provided herein).

        (c) In the event that the Company shall, after the Dividend Record Date, fix a record date for the making of a distribution to all holders of Class B Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving or continuing Person) of evidences of indebtedness, cash (other than cash dividends paid out of the earnings or retained earnings of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied), other property (other than a dividend payable in a number of shares of Class B Common Stock, but including any dividend payable in capital stock other than Class B Common Stock), or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be (i) the Current Market Price per share of Class B Common Stock (as defined in Section 11(d) hereof) determined as of such record date, less (ii) the sum of (A) that portion of cash plus (B) the fair market value, as determined in good faith by the Board

(which determination shall be described in an Officers' Certificate filed with the Rights Agent) of that portion of such evidences of indebtedness, such other property, and/or such subscription rights or warrants applicable to one share of Class B Common Stock and of which the denominator shall be such Current Market Price per share of the Class B Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed (subject, however, to such other adjustments as are provided herein).

        (d) For purposes of any computation pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share (or unit) of any security on any date shall be deemed to be the average of the daily Closing Price of such security for the 10 consecutive Trading Days immediately after such date, and for the purpose of any other computation hereunder, the "Current Market Price" per share (or unit) of any security on any date shall be deemed to be the average of the daily Closing Price of such security for the 20 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the Current Market Price per share of such security is determined during a period following the announcement by the issuer of such security of (i) a dividend or distribution on such security payable in shares (or units) of such security or securities convertible into shares (or units) of such security, or
(ii) any subdivision, combination or reclassification of such security, and prior to the expiration of such 10 Trading Days or 20 Trading Days after (A) the ex-dividend date for such dividend or distribution, or (B) the record date for such subdivision, combination or reclassification, as the case may be, then, and in each such case, the "Current Market Price" shall be the Closing Price of such security on the last day of such respective 10 Trading Day or 20 Trading Day period. For purposes of this Agreement, the "Closing Price" of any security on any day shall be the last sale price, regular way, with respect to shares (or units) of such security, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, with respect to such security, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if such security is not so listed or admitted to trading, the last quoted sale price with respect to shares (or units) of such security, or, if not so quoted, as the average of the high bid and low asked prices in the over-the-counter market with respect to shares (or units) of such security, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other similar system then in use; or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices with respect to shares (or units) of such security, as furnished by a professional market maker making a market in such security selected by the Board; or, if no such market maker is available, the fair market value of shares (or units) of such security as of such day as determined in good faith by the Board (which determination shall be described in an Officers' Certificate filed with the Rights Agent).

        (e) No adjustment in the Purchase Price shall be required unless adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share (or similar unit) of Class B Common Stock or other securities. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates the adjustment or (ii) the Expiration Date. Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those required by this Section 11, as it in its discretion shall determine to be advisable in order that any dividends, subdivision of shares, distribution of rights to purchase shares of beneficial interest or other stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

        (f) In the event that at any time, as a result of an adjustment made in respect of a Common Stock Event, the holder of any Class B Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Class B Common Stock, thereafter the number of such other shares so receivable upon exercise of any Class B Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to such other shares contained in Sections 11(a), (b), (c), (e), (g), (h), (i),
(j), (k), (m) and (p) hereof, and the provisions of Sections 7, 9, 10, 11(d), 13 and 14 hereof with respect to the shares of Class B Common Stock shall apply on like terms to any such other shares.

        (g) All Class B Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Class B Common Stock purchasable from time to time hereunder upon exercise of the Class B Rights represented thereby, all subject to further adjustment as provided herein.

        (h) Unless the Company shall have exercised its election as provided in
Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made pursuant to Sections 11(b) and 11(c) hereof, each Class B Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Class B Common Stock (calculated to the nearest ten-thousandth of a share) obtained by (i) multiplying (x) the number of shares of Class B Common Stock covered by a Class B Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

        (i) Assuming that no other adjustment pursuant to this Section 11 has been made, the Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Class B Rights in substitution for any adjustment in the number of shares of Class B Common Stock purchasable upon the exercise of a Class B Right. Each of the Class B Rights outstanding after such adjustment of the number of Class B Rights shall be exercisable for the number of shares of Class B Common Stock for which a Class B Right was exercisable immediately prior to such adjustment. Each Class B Right held of record prior to such adjustment of the number of Class B Rights shall become that number of Class B Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by the Purchase Price in effect immediately after such adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Class B Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Class B Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Class B Rights Certificates have been issued, upon each adjustment of the number of Class B Rights pursuant to this Section 11(i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Class B Rights Certificates on such record date Class B Rights Certificates evidencing, subject to Section 14 hereof, the additional Class B Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Class B Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Class B Rights Certificates evidencing all the Class B Rights to which such holders shall be entitled after such adjustment. Class B Rights Certificates so to be distributed shall be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Class B Rights Certificates on the record date specified in the public announcement.

        (j) Irrespective of any adjustment or change in the Purchase Price or the number of whole or fractional shares of Class B Common Stock issuable upon exercise of such Class B Rights, the Class B Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares of Class B Common Stock which were expressed in the initial Class B Rights Certificates issued hereunder.

        (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of shares of Class B Common Stock issuable upon exercise of the Class B Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and nonassessable shares of Class B Common Stock at such adjusted Purchase Price.

        (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Class B Right exercised after such record date of the number of shares of Class B Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Class B Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional securities upon the occurrence of the event requiring such adjustment.

        (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, by means of a resolution of the Board acting in good faith, shall determine to be advisable in order that any consolidation or subdivision of the Class B Common Stock, issuance wholly for cash of any Class B Common Stock at less than the Current Market Price thereof, issuance wholly for cash of Class B Common Stock (or other securities which by their terms are convertible into or exchangeable for Class B Common Stock), dividends payable in shares of Class B Common Stock or other capital stock or shares of beneficial interest, or issuance of rights, options, or warrants referred to hereinabove in this Section 11, hereafter made or declared by the Company to the holders of its Class B Common Stock, shall not be taxable to such holders.

        (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, more than 25% of (A) the assets (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) or (B) the earning power of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale, there are any rights, warrants or other instruments or securities outstanding or agreements (whether or not in writing) in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Class B Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of such other Person shall have received a distribution of Class B Rights previously owned by such Person or any of its Affiliates.

        (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Class B Rights.

        (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Dividend Declaration Date and prior to the Distribution Date (i) declare or pay a dividend on the outstanding shares of Class B Common Stock payable in shares of Class B Common Stock, or
(ii) effect a subdivision, combination or consolidation of the outstanding Class B Common Stock (by reclassification or otherwise than by payment of dividends in shares of Class B Common Stock) into a greater or smaller number of shares, then in any such case, (i) the number of shares of Class B Common Stock purchasable after such event upon proper exercise of each Class B Right shall be determined by multiplying the number of shares of Class B Common Stock so purchasable immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Class B Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Class B Common Stock outstanding immediately following the occurrence of such event; and (ii) each share of Class B Common Stock outstanding immediately after such event shall have issued with respect to it that number of Class B Rights which each share of Class B Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12.  Certificate of Adjustments.

        Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall (a) promptly prepare an Officers' Certificate setting forth such adjustment, including any adjustment in Purchase Price, the number of shares or Other Consideration payable, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with the transfer agent for the Class B Common Stock a copy of such Officers' Certificate, and (c) mail a brief summary thereof to each registered holder of a Class B Rights Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such Officers' Certificate and on any adjustment therein contained, and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such an Officers' Certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning
Power.

        In the event that, following the Stock Acquisition Date, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) and the

Company shall not be the continuing or surviving Person of such consolidation or merger, (b) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with and into, the Company, the Company shall be the continuing or surviving Person of such consolidation or merger and, in connection with such consolidation or merger, all or part of the Common Stock of the Company shall be changed or otherwise transformed into other stock or other securities of any other Person or the Company or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, more than 25% of (A) the assets (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) or (B) the earning power of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) to any Person (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof) then, from and after such event, proper provision shall be made so that (i) each holder of a Class B Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price in effect at the time of such exercise in accordance with the terms of this Agreement, such number of whole or fractional shares of validly authorized and issued, fully paid, non-assessable, and freely tradeable Common Stock of such other Person (or in the case of a transaction or series of transactions described in clause (c) above, the Person receiving the greatest amount of the assets or earning power of the Company, or if the Common Stock of such other Person is not and has not been continuously registered under Section 12 of the Exchange Act for the preceding 12-month period and such Person is a direct or indirect Subsidiary of another Person, that other Person, or if such other Person is a direct or indirect Subsidiary of more than one other Person, the Common Stock of two or more of which are and have been so registered, such other Person whose outstanding Common Stock has the greatest aggregate value), free and clear of any liens, encumbrances, rights of first refusal, or other adverse claims, as shall be equal to the result obtained by (x) multiplying the Purchase Price in effect immediately prior to the first occurrence of any Common Stock Event described in this Section 13 by the number of shares of Class B Common Stock for which a Class B Right is exercisable immediately prior to such first occurrence (and without taking into account any prior adjustment made pursuant to 11(a)(ii)) and (y) dividing that product by 50% of the Current Market Price per share (as defined in Section 11(d) hereof) of the Common Stock of such other Person determined as of the date of consummation of such consolidation, merger, sale, or transfer; (ii) the issuer of such Common Stock shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale, or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed, for all purposes of this Agreement, to refer to such issuer, it being specifically intended that the provisions of Section 11 hereof (other than Section 11(a)(ii) hereof) shall apply only to such issuer following the first occurrence of a Common Stock Event described in this Section 13; (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the whole or fractional shares of its Common Stock thereafter deliverable upon the exercise of the Class B Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Common Stock Event described in clauses (a), (b) or (c) of this Section 13. The Company shall not consummate any such consolidation, merger, sale or transfer unless (i) such issuer shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance as will permit the exercise in full of the Class B Rights in accordance with this Section 13, and (ii) prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing and further providing that as soon as practicable after the date of any Common Stock Event described above in this Section 13 such issuer shall (A) prepare and file a registration statement under the Act, with respect to the Class B Rights and the securities purchasable upon exercise of the Class B Rights on an appropriate form, and will use its best efforts to cause such registration statement to (I) become effective as soon as practicable after such filing and (II) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date, and (B) will deliver to holders of the Class B Rights historical financial statements of such issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act. Furthermore, in case the Person which is to be party to a transaction referred to in this Section 13 has any provision in any of its authorized securities or in its charter or by-laws or other agreement or instrument governing its affairs, which provision would have the effect of causing such Person to issue, in connection with, or as a consequence of, the consummation of a Common Stock Event described in clauses (a), (b), or (c) of this Section 13, whole or fractional shares of Common Stock of such Person at less than the then Current Market Price per share thereof (as defined in Section 11(d) hereof), or to issue securities exercisable for, or convertible into, Common Stock of such Person at less than such then Current Market Price, then, in such event, the Company hereby agrees with each holder of the Class B Rights that it shall not consummate any such transaction unless prior thereto the Company and such Person shall have executed and delivered to the Rights Agent a supplemental agreement providing that such provision in question shall have been canceled, waived, or amended so that it will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Common Stock Event described in this Section 13 shall occur at any time after the occurrence of a Common Stock Event described in Section 11(a)(ii) hereof, the Class B Rights which have not theretofore been exercised shall thereafter become exercisable, except as provided in Section 7(e) hereof, in the manner described in this Section 13.

Section 14.  Fractional Class B Rights and Fractional Shares.

        (a) The Company shall not be required to issue fractions of Class B Rights or to distribute fractions of Class B Rights, except prior to the Distribution Date as provided in

Section 11(i) hereof, or to distribute Class B Rights Certificates which evidence fractional Class B Rights. In lieu of issuing such fractional Class B Rights, at the election of the Company, there shall be paid to the registered holders of the Class B Rights with regard to which such fractional Class B Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Class B Right. For the purposes of this
Section 14(a), the current market value of a whole Class B Right shall be the Closing Price of the Class B Rights for the Trading Day immediately prior to the date on which such fractional Class B Rights would have been otherwise issuable.

        (b) The Company shall not be required to issue fractions of shares of its capital stock upon exercise of the Class B Rights or to distribute certificates which evidence fractional shares. In lieu of fractional shares, at the election of the Company, there shall be paid to the registered holders of Class B Rights at the time such Class B Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of such capital stock. For purposes of this Section 14(b), the current market value of a share of such capital stock shall be the Closing Price of such capital stock for the Trading Day immediately prior to the date of such exercise.

        (c) The holder of a Class B Right, by the acceptance of the Class B Right, expressly waives such holder's right to receive any fractional Class B Rights or (except as provided in Section 14(b) hereof) any fractional share upon exercise of a Class B Right.

Section 15.  Rights of Action.

        Excepting the rights of action given the Rights Agent under Section 18 hereof and except as set forth in Section 20(l) hereof, all rights of action in respect of this Agreement are vested in the registered holder of each Class B Right; and any registered holder of any Class B Right, without the consent of the Rights Agent or of the holder of any other Class B Right, may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, such registered holder's right to exercise the rights evidenced by such Class B Right in the manner provided in such Class B Rights Certificate and in this Agreement, and the Company hereby agrees to reimburse such registered holder for all expenses (including reasonable attorneys' fees) incurred by such registered holder in connection therewith. Without limiting the foregoing or any remedies available to the holders of Class B Rights, it is specifically acknowledged that the holders of Class B Rights would not have an adequate remedy at law for any breach of the obligations hereunder, and shall be entitled to injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16.  Agreement of Class B Rights Holders.

        Every holder of a Class B Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Class B Right that:

        (a) prior to the Distribution Date, the Class B Rights will be transferable only in connection with the transfer of Class B Common Stock, subject to the limitations set forth in Section 3(d) hereof;

        (b) from and after the Distribution Date, the Class B Rights Certificates are transferable, subject to the limitations set forth in the last sentence of Section 6(a) hereof, only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer with a form of assignment and certificate set forth on the reverse side thereof duly executed, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request;

        (c) subject to Sections 6(a) and 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Class B Rights Certificate (or, prior to the Distribution Date, the associated Class B Common Stock certificate) is registered as the absolute owner thereof and of the Class B Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Class B Rights Certificate or, prior to the Distribution Date, the associated Class B Common Stock certificate, made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

        (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Class B Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, the Company agrees to use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17.  Class B Rights Certificate Holder Not Deemed a Stockholder.

        No holder, as such, of any Class B Rights Certificate shall be entitled to vote, receive dividends, or otherwise be deemed for any purpose the holder of any securities of the Company which may be issuable on the exercise of the Class B Rights represented thereby, nor shall anything contained herein or in any Class B Rights Certificate be construed to confer upon the holder of any Class B Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote in the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any action by the Company, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or preemptive rights, or otherwise, until the time specified in
Section 10 hereof.

Section 18.  Concerning the Rights Agent.

        The Company agrees to pay to the Rights Agent such reasonable compensation as shall be agreed to in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any and all loss, liability, damages, claims or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses (including reasonable attorneys' fees and expenses) of defending against any claim of liability for any of the foregoing.

        The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Class B Rights Certificate or certificate for any number of shares of Class B Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed and executed by the proper Person or Persons, and verified or acknowledged as required by this Agreement.

Section 19.  Merger or Consolidation or Change of Name of Rights Agent.

        Any corporation into which the Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent shall be a party, or any corporation succeeding to the shareholder services business of the Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement and any of the Class B Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Class B Rights Certificates so countersigned; and in case at that time any of the Class B Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Class B Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Class B Rights Certificates shall have the full force provided in the Class B Rights Certificates and in this Agreement.

        In case at any time the name of the Rights Agent shall be changed and at such time any of the Class B Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Class B Rights Certificates so countersigned; and in case at that time any of the Class B Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Class B Rights Certificates either in its prior name or in its changed name; and in all such cases such Class B Rights Certificates shall have the full force provided in the Class B Rights Certificates and in this Agreement.

Section 20.  Duties of Rights Agent.

        The Rights Agent undertakes only the duties and obligations expressly imposed upon it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent. The Rights Agent shall perform its duties and obligations hereunder upon the following terms and conditions:

        (a) The Rights Agent may consult with legal counsel of its selection (who may be legal counsel to the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

        (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate (an "Officers' Certificate") signed by a person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such Officers' Certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such Officers' Certificate.

        (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith, or willful misconduct.

        (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Class B Rights Certificates (except its countersignature on such Class B Rights Certificate) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

        (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Class B Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Class B Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or be responsible for the manner, method or amount of any such adjustment or procedures or the ascertaining of the existence of facts that would require any such adjustment or procedure (except with respect to the exercise of Class B Rights evidenced by Class B Rights Certificates after receipt of a certificate delivered pursuant to Section 12 hereof, describing any such adjustment or procedures); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Class B Common Stock or other securities to be issued pursuant to this Agreement or any Class B Rights Certificate or as to whether any shares of Class B Common Stock, or any shares or similar units of other securities, will, when issued, be validly authorized and issued, fully paid, and nonassessable.

        (f) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

        (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken or omitted and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three Business Days after the date any such officer actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking or omitting any such action, the Rights Agent has received written instructions from the Company in response to such application specifying the action to be taken or omitted.

        (h) The Rights Agent and any stockholder, director, officer, or employee of the Rights Agent may buy, sell, or deal in any of the Class B Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other entity.

        (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, that reasonable care was exercised in the selection and continued employment thereof.

        (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

        (k) If, with respect to any Class B Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certification appearing on the reverse side thereof following the form of election to purchase has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

        (l) The provisions of this Section 20 are solely for the benefit of the Rights Agent or the Company and any failure or omission under this Section 20 shall not affect the rights of the Company under this Agreement and neither the Rights Agent nor the Company shall have any liability to any holder of Class B Rights or other Person on account of such failure or omission.

Section 21.  Change of Rights Agent.

        The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to the transfer agent of the Class B Common Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Class B Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent, to the transfer agent of the Class B Common Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Class B Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the

Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Class B Rights Certificate (who shall, with such notice, submit such holder's Class B Rights Certificate for inspection by the Company), then the registered holder of any Class B Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States, the State of New York or the State of Vermont (or of any other State of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York or the State of Vermont, in good standing, having an office designated for such purpose in the State of New York or the State of Vermont, which is authorized under such laws to exercise corporate trust and/or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose; and, except as the context herein otherwise requires, such successor Rights Agent shall be deemed to be the "Rights Agent" for all purposes of this Agreement. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and the transfer agent of the Class B Common Stock, and mail a notice thereof in writing to the registered holders of the Class B Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.  Issuance of New Class B Rights Certificates.

        Notwithstanding any of the provisions of this Agreement or of the Class B Rights to the contrary, the Company may, at its option, issue new Class B Rights Certificates evidencing Class B Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Class B Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of shares of Class B Common Stock following the Distribution Date and prior to the redemption or expiration of the Class B Rights, the Company (a) shall, with respect to shares of Class B Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Class B Rights Certificates representing the appropriate number of Class B Rights in connection with such issuance or sale; provided, however, that (i) no such Class B Rights evidenced by a Class B Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Class B Rights would be issued, and (ii) no such Class B Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.  Redemption and Termination.

        The Company may, at its option, upon the affirmative vote or written consent of not less than a majority of the Board then in office at any time prior to the earlier of the (i) Distribution Date or (ii) the Close of Business on the Expiration Date, redeem all (but not less than all) of the then outstanding Class B Rights at a redemption price of $.01 per Class B Right, appropriately adjusted to reflect any stock split, stock dividend, combination of shares, or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The Company may, at its option, pay the Redemption Price in cash, Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the majority of the Board then in office. Immediately upon the taking of such action ordering the redemption of all of the Class B Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Class B Rights so redeemed will terminate and the only right thereafter of the holders of such Class B Rights so redeemed shall be to receive the Redemption Price (without the payment of any interest thereon). Within 10 days after such action ordering the redemption of all of the Class B Rights, the Company shall give notice of such redemption to the holders of the then outstanding Class B Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Class B Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.

Section 24.  Exchange.

        (a) The Board, by majority vote of the Directors then in office, may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Class B Rights for shares of Class B Common Stock at an exchange ratio of one share of Class B Common Stock per Class B Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio, as the same may be adjusted from time to time, being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any such Subsidiary, or (iv) any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

        (b) Immediately upon the action of the Board ordering the exchange of any Class B Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Class B Rights shall terminate and the only right thereafter of a holder of such Class B Rights shall be to receive that number of shares of Class B Common Stock equal to the number of such Class B Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Class B Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Class B Common Stock for Class B Rights shall be effected and, in the event of any partial exchange, the number of Class B Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Class B Rights (other than Class B Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Class B Rights.

        (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute shares of Class B Common Stock Equivalents for shares of Class B Common Stock exchangeable for Rights.

        (d) In the event that there shall not be sufficient shares of Class B Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Class B Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Class B Common Stock for issuance upon exchange of the Class B Rights.

        (e) The Company shall not be required to issue fractions of shares of Class B Common Stock or to distribute certificates which evidence fractional shares of Class B Common Stock. In lieu of such fractional shares of Class B Common Stock, the Company shall pay to each registered holder of a Class B Right Certificate with regard to which a fractional share of Class B Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Class B Common Stock. For the purposes of this paragraph (e), the current market value of a whole share of Class B Common Stock shall be the Closing Price of a share of Class B Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25.  Notice of Proposed Actions.

        In case the Company shall after the Distribution Date propose (a) to pay any dividend payable in stock of any class to the holders of its Class B Common Stock or to make any other distribution to the holders of its Class B Common Stock (other than a cash dividend out of earnings or the retained earnings of the Company), or (b) to offer to the holders of its Class B Common Stock rights or warrants to subscribe for or to purchase any additional shares of Class B Common Stock or shares of stock of any other class or any other securities, rights, or options, or (c) to effect any reclassification of the Class B Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Class B Common Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 25% of (i) the assets of the Company and its Subsidiaries (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) or (ii) the earning power of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) to any other Person or Persons, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and each holder of a Class B Right, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Class B Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty days prior to the record date for determining holders of the Class B Common Stock for purposes of such action, and in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Class B Common Stock whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

        In case any Common Stock Event described in Section 11(a)(ii) hereof shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Class B Rights Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such Common Stock Event, which shall specify such event and the consequences of the event to holders of Class B Rights under Section 11(a)(ii) hereof.

        Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Class B Rights, for purposes of this Agreement and no other notice need be given.

Section 26.  Notices.

        Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Class B Rights Certificate to the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               Ben & Jerry's Homemade, Inc.
               30 Community Drive
               South Burlington, VT  05403-6828
               Attn:  Chief Executive Officer

               Copy to:      Ropes & Gray
                             One International Place
                             Boston, MA  02110-2624
                             Attn:  Howard K. Fuguet, Esq.

        Subject to the provisions of Sections 19 and 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Class B Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               American Stock Transfer Trust Company
               40 Wall Street
               New York, NY  10005
               (Ben & Jerry's Homemade, Inc. Class B Rights Agreement)

        Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Class B Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.  Supplements and Amendments.

        Prior to the Distribution Date, the Board, upon the vote of a majority of the Board then in office, may from time to time supplement or amend this Agreement without the approval of any holders of the Class B Rights. From and after the Distribution Date, the Board may, upon the vote of a majority of the Board then in office, from time to time amend this Agreement without the approval of any holders of the Class B Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to change any time period governing redemption of the Class B Rights or any other time period or (iv) to make any other provisions in regard to matters or questions arising hereunder which the Board, upon the vote of a majority of the Board then in office, may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Class B Rights (other than any Acquiring Person or Disqualified Transferee or any Affiliate of an Acquiring Person or Disqualified Transferee). The Rights Agent shall join with the Company in the execution and delivery of any such supplement or amendment, unless such supplement or amendment affects any of the rights, duties, or obligations of the Rights Agent hereunder, in which case the Rights Agent may, but shall not be required to, join in such execution and delivery.

Section 28.  Successors.

        All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.  Determinations and Actions by the Board; etc.

        The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below all omissions with respect to the foregoing) which are done or made by the Board in good faith and with the concurrence of a majority of the Board then in office shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Class B Rights and all other parties and (y) not subject any Director to any liability to the holders of the Class B Rights.

Section 30.  Benefits of this Agreement.

        Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Class B Rights (and, prior to the Distribution Date, the associated shares of Class B Common Stock) any legal or equitable right, remedy, or claim under this Agreement or the Class B Rights; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Class B Rights (and, prior to the Distribution Date, the associated Class B Common Stock).

Section 31.  Severability.

        The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board.

Section 32.  Governing Law.

        This Agreement and each Class B Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Vermont and for all purposes shall be governed by and construed in accordance with the laws of said State applicable to contracts to be made and performed entirely within said State.

Section 33.  Counterparts.

        This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34.  Descriptive Headings.

        Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and set their respective hands and seals, all as of the day and year first above written.

                                             BEN & JERRY'S HOMEMADE, INC.


                                       By:   _______________________________
                                             Title:  President and
                                                     Chief Executive Officer


Attest:



By:  ___________________________________
     Title:

                                             AMERICAN STOCK TRANSFER TRUST
                                             COMPANY



                                             By: ______________________________
                                                 Title:


Attest:



By:  ___________________________________
     Title: